As filed with the Securities and Exchange Commission on April 29, 2003
                                               Registration No. 333-_____

                      SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                             ________________________

                                  Form S-8
                         REGISTRATION STATEMENT
                                  Under
                       THE SECURITIES ACT OF 1933
                           _____________________

                                NIKE, INC.
            (Exact name of registrant as specified in its charter)
                             ________________

OREGON                                                       93-0584541
(State or other jurisdiction                              (IRS Employer
of incorporation or organization)                    Identification No.)

One Bowerman Drive
Beaverton, Oregon                                            97005-6453
(Address of Principal                                         (Zip Code)
Executive Offices)
                             ________________

                                NIKE, Inc.
                  Foreign Subsidiary Employee Stock Purchase Plan
                           (Full title of plan)

                            Lindsay D. Stewart
                     Vice President and Chief of Staff
                                NIKE, Inc.
                           One Bowerman Drive
                    Beaverton, Oregon  97005-6453
                (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (503) 671-
6453

                                 Copy to:

                             Stuart Chestler
                             Stoel Rives LLP
                    900 SW Fifth Avenue, Suite 2600
                       Portland, Oregon 97204-1268



                             CALCULATION OF REGISTRATION FEE

________________________________________________________________________________________

Title of                          Proposed             Proposed Maximum       Amount of
Securities         Amount to be   Maximum Offering     Aggregate Offering     Registration
to be Registered   Registered     Price Per Share (1)  Price (1)              Fee
________________   __________     ___________________  __________________     ____________

Class B Common     1,100,000      $52.69               $57,959,000            $4,688.88
Stock, no par      Shares (2)
value
________________________________________________________________________________________

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The calculation of the registration fee for the shares is based on $52.69, which was the average of the high and low prices of the Class B Common Stock on April 25, 2003, as reported in The Wall
     Street Journal for New York Stock Exchange issues.

(2) Consists of 1,000,000 shares reserved for issuance by the Registrant pursuant to the NIKE, Inc. Foreign Subsidiary Employee Stock Purchase
     Plan (the "Plan") and 100,000 shares that may be acquired by the Plan custodian in the open market for participants' accounts pursuant to the dividend reinvestment provisions of the Plan.




                                PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents By Reference.
         _______________________________________

     The following documents filed by NIKE, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

        (a)     The Company's latest annual report filed pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited consolidated financial statements for the Company's latest fiscal year for which such statements have been filed.

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

        (c) The description of the authorized capital stock of the Company contained in the Company's registration statement filed under
Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating the description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities.
         _________________________

      Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         ______________________________________

      Not Applicable.

Item 6.  Indemnification of Directors and Officers.
         _________________________________________

     Under the Oregon Business Corporation Act (the "Oregon Act"), the Company's Restated Articles of Incorporation (the "Articles") and the Company's Third Restated Bylaws (the "Bylaws"), the Company has broad powers to indemnify directors and officers against liabilities that they may incur in such capacities.

     The Oregon Act authorizes the indemnification of an individual made a party to a proceeding because the individual is or was an officer or director against certain liability incurred in the proceeding if:

        (a)     the conduct of the individual was in good faith;

        (b) the individual reasonably believed that his or her conduct was in the best interests of the corporation or at least not opposed to its best interests;

        (c) in the case of any criminal proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful;

        (d) in the case of any proceeding by or in the right of the corporation, the individual was not adjudged liable to the corporation; and

        (e) in connection with any proceeding (other than a proceeding by or in the right of the corporation) charging improper personal benefit to the individual, the individual was not adjudged liable on the basis that he or she improperly received personal benefit.

     The Oregon Act also authorizes a court to order indemnification, whether or not the above standards of conduct have been met, if the court determines that the officer or director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. In addition, the Oregon Act provides that the indemnification described above is not exclusive of any other rights to which officers or directors may be entitled under the corporation's articles of incorporation or bylaws, or under any agreement, action of its board of directors, vote of shareholders or otherwise.

     Paragraph A of Article VIII of the Articles authorizes, but does not require, the Company to indemnify its officers and directors to the fullest extent not prohibited by law against liability incurred in serving the Company. Article IX of the Bylaws requires the Company to indemnify its directors and officers to the fullest extent not prohibited by law against liability incurred in serving the Company.

     The Oregon Act also authorizes a corporation to include in its articles of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, except that such a provision cannot affect the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any unlawful corporate distribution as defined in the Oregon Act or (iv) for any transaction from which the director derived an improper personal benefit.

     Paragraph B of Article VIII of the Articles and Article X of the Bylaws provide that the liability of the Company's directors to the Company or its shareholders for monetary damages for conduct as a director is limited to the fullest extent not prohibited by law.

     In addition to the indemnification and exculpation provided by the Articles and Bylaws, the Company has entered into an indemnity agreement with each of its directors and officers. The indemnity agreements require the Company to provide indemnification, to the fullest extend not prohibited by law, for all liability (including attorney fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by the director or officer in connection with any actual or threatened proceeding (including, to the extent not prohibited by law, any derivative action) by reason of the fact that the person is or was serving as a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan.

     The Company maintains directors' and officers' liability insurance under which the Company's directors and officers are insured against loss (as defined) as a result of claims brought against them alleging breach of duty, neglect, error or misstatement while acting in such capacities.

Item 7.  Exemption From Registration Claimed.
         ___________________________________

       Not Applicable.

Item 8.  Exhibits.
         ________

         4.1 Restated Articles of Incorporation of the Company, as amended. Incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1995.

         4.2 Third Restated Bylaws of the Company. Incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1995.

         5.1     Opinion of Counsel.

         23.1    Consent of PricewaterhouseCoopers LLP.

         23.2    Consent of Counsel (included in Exhibit 5.1).

         24.1    Power of Attorney.

Item 9.  Undertakings.
         ____________

        (a)     The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beaverton, State of Oregon, on April 29, 2003.

                                  NIKE, INC.


                                  By  /s/ Lindsay D. Stewart
                                      ______________________
                                      Lindsay D. Stewart
                                      Vice President and Chief of Staff

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 29, 2003.


Signature                                                  Title

(1) Principal Executive Officer:


/s/ PHILIP H. KNIGHT                           Chairman of the Board,
______________________                         Chief Executive Officer
Philip H. Knight,
President and Director

(2) Principal Financial and
    Accounting Officer:


/s/ DONALD W. BLAIR                             Chief Financial Officer
_____________________
Donald W. Blair

(3) Directors:

/s/ THOMAS E. CLARKE                            Director
_____________________
Thomas E. Clarke

/s/ JILL K. CONWAY                              Director
______________________
Jill K. Conway

/s/ RALPH D. DeNUNZIO                           Director
______________________
Ralph D. DeNunzio

/s/ RICHARD K. DONAHUE                          Director
______________________
Richard K. Donahue

/s/ ALAN B. GRAF, JR.                           Director
____________________
Alan B. Graf, Jr.

/s/ DELBERT J. HAYES                            Director
___________________
Delbert J. Hayes

/s/ DOUGLAS G. HOUSER                           Director
____________________
Douglas G. Houser

/s/ JEANNE P. JACKSON                           Director
____________________
Jeanne P. Jackson

/s/ JOHN E. JAQUA                               Director
____________________
John E. Jaqua

/s/ CHARLES W. ROBINSON                         Director
______________________
Charles W. Robinson

/s/A. MICHAEL SPENCE                            Director
______________________
A. Michael Spence

/s/ JOHN R. THOMPSON, JR.                       Director
_______________________
John R. Thompson, Jr.


 By:/s/Lindsay D. Stewart
    ________________________
    Lindsay D. Stewart, Attorney-in-Fact



                             EXHIBIT INDEX


Exhibit
Number              Document Description
_______             ____________________

4.1 Restated Articles of Incorporation of the Company, as amended. Incorporated by reference to Exhibit 3.1 to the Company's
        Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1995.

4.2 Third Restated Bylaws of the Company, as amended. Incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1995.

5.1     Opinion of Counsel.

23.1    Consent of PricewaterhouseCoopers LLP.

23.2    Consent of Counsel (included in Exhibit 5.1).

24.1    Power of Attorney.